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                                                                    Exhibit 10.2

EMPLOYMENT AGREEMENT

AGREEMENT by and between National Financial Partners Corp., a Delaware corporation ("NFP"), and Jessica M. Bibliowicz (the "EXECUTIVE") dated as of the 5th day of April, 1999.

WHEREAS, the Board of Directors of NFP (the "NFP BOARD") has determined that it is in the best interest of NFP to employ the Executive as the President and Chief Executive Officer of NFP, and the Executive desires to serve NFP in such capacity.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Employment Period. NFP shall employ the Executive, and the Executive shall serve NFP, on the terms and conditions set forth in this Agreement, for the period beginning on the date hereof (the "COMMENCEMENT DATE") and ending on the fifth anniversary of the Commencement Date; provided, however, that commencing on the fifth anniversary of the Commencement Date and on each succeeding anniversary of the Commencement Date thereafter (each such anniversary date shall hereinafter be referred to as the "RENEWAL DATE"), unless previously terminated, the term of this Agreement shall be automatically extended for one additional year, unless at least 180 days prior to any Renewal Date, NFP or the Executive shall give notice to the other party that the Agreement and the Executive's employment hereunder shall not be so extended. The period of time between the Commencement Date and the termination of the Executive's employment with NFP hereunder shall be referred to herein as the "EMPLOYMENT PERIOD".

2. Position and Duties. During the Employment Period, the Executive shall serve as the President and Chief Executive Officer of NFP and shall perform duties and be assigned responsibilities by the NFP Board or by the Chairman of NFP (the "CHAIRMAN") which are commensurate with such office. During the Employment Period, the Executive shall report to the Chairman and to the NFP Board. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled; the Executive shall devote substantially all of her attention and time during normal business hours to the business and affairs of NFP and use the Executive's reasonable best efforts to carry out the responsibilities assigned to the Executive under this Agreement faithfully and efficiently. The Executive shall 710791.02-New York Server 7A Draft December 17, 2002 - 5:16 pm not, during the Employment Period, engage in any other business activities that will interfere with the Executive's employment pursuant to this Agreement. Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of charitable or educational organizations and/or, with the approval of the NFP Board as to each position, which approval shall not be unreasonably withheld, on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations, (ii) engaging in charitable activities and community affairs, and (iii) managing her personal and

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family investments and affairs, provided that all of the foregoing activities taken as a whole do not interfere or conflict with the proper performance of her duties and responsibilities as NFP's President and Chief Executive Officer. NFP hereby consents to the Executive continuing to serve on the boards of those organizations listed on Exhibit A hereto. During the Employment Period, the Executive's services shall be performed primarily at NFP's office located in the New York metropolitan area, subject to travel requirements in connection with the Executive's duties under this Agreement. In addition, as soon as practicable subsequent to the Commencement Date, the Executive shall be elected as a member of the NFP Board. It is the present intention of the parties that the Executive serve as a member of such Board throughout the Employment Period. The Executive shall be entitled to serve on NFP's nominating committee, if any, and, until an IPO (as defined in Section 5(k)(i) hereof), shall have the right to recommend directors reasonably acceptable to Apollo Investment Fund IV, L.P. ("APOLLO").

3. Compensation.

(a) Base Salary. During the Employment Period, NFP shall pay the Executive an annual base salary of $600,000 ("ANNUAL BASE SALARY"), payable in equal installments not less frequently than monthly. The NFP Board, in its sole discretion, may increase but not reduce the Annual Base Salary.

(b) Annual Bonus. In addition to the Annual Base Salary, the Executive shall be entitled to receive an annual bonus (the "Annual Bonus") for each calendar year ending during the Employment Period. The Annual Bonus for 1999 shall be in an amount which, when added to the amount of the Annual Base Salary received by the Executive from NFP during 1999 and the amount of any salary received by the Executive from her former employer during 1999 and any bonus or incentive compensation paid by her former employer in respect of 1999, shall equal $1,200,000, or such greater amount determined by the NFP Board for 1999. The Annual Bonus shall thereafter be based on a formula relating to the EBITDA profits of NFP proposed by the Executive, as part of the annual budget of NFP, prior to the commencement of each subsequent year, subject to the acceptance of such proposal by the NFP Board in its sole discretion; provided, however, that the Annual Bonus for 2000 shall be at least $600,000. The Annual Bonus for each year shall be payable, in cash, at the same time as bonuses are paid to other senior executives of NFP, but in no event later than the following March 31, or, subsequent to an IPO, no later than the thirtieth day following the completion of such year's annual audit of NFP; provided, however, that the guaranteed portion of the Annual Bonus for 1999 and 2000 shall be payable no later than March 31 of the subsequent year.

(c) Equity Compensation. Subject to the Executive's execution of NFP's Stockholders Agreement, as of the Commencement Date, the Executive shall be granted (i) an option to purchase 4,000,000 shares of common stock, par value $.01 per share, of

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NFP (the "COMMON STOCK") plus (ii) if Apollo shall acquire from time to time more than 100,000,000 shares of the Common Stock (including, without limitation, the shares owned by Apollo as of the Commencement Date the shares issuable to Apollo pursuant to the Subscription Agreement dated as of January 13, 1999 among Apollo and NFP (the "SUBSCRIPTION AGREEMENT") and any shares issuable upon conversion or exercise of any securities convertible into Common Stock and any rights such as options or warrants entitling the holder to acquire Common Stock of NFP acquired by Apollo from time to time), an option or options to purchase a number of shares equal to four percent (4%) of the number of shares acquired by Apollo in excess of 100,000,000 shares up to maximum of 125,000,000 of Common Stock at an exercise price per share of $1.00 (such options referred to collectively as "THE OPTION"). In the event that Apollo acquires more than 125,000,000 shares of Common Stock, the parties agree to discuss granting additional options to Executive, as may be appropriate in the circumstances, provided that the granting of such additional options shall be subject in each case, to the approval of the NFP Board in its sole discretion. The Option shall have a term of ten years and shall vest in five equal installments commencing on the day before the first anniversary of the Commencement Date and thereafter on each of the second through the fifth anniversaries of the day before the Commencement Date subject to earlier vesting as provided in Section 5 hereof. The Option shall be granted pursuant to and governed by a separate agreement or agreements with terms as provided in Exhibit B annexed hereto. For purposes of this Section 3(c) and Section 4(c)(iii), "Apollo" shall include (j) any "affiliate", as such term is used in Rule 12b-2 of the Securities Exchange Act of 1934, of Apollo; (ii) any "person", as such terms is used in Section 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, who is a stockholder of NFP as of the Commencement Date and (iii) members of the families of such affiliates or stockholders, including trusts or partnerships set up for their benefit.

The Company represents and warrants that at March 31,1999, Apollo Investment Fund IV (including a related overseas investment fund) beneficially owned 50,000,000 shares of Common Stock of NFP. At such date no other persons or group beneficially owned 5% or more of the shares of Common Stock of NFP and no officer or director beneficially owned any shares of Common Stock or other securities of NFP (or had the right to acquire beneficial ownership of any such shares). The Company represents and warrants that there are (A) no shares of the Company's capital stock reserved for issuance pursuant to any stock option, employee benefit or other plans, (B) no shares of the Company's capital stock reserved for issuance or issuable pursuant to any calls, options, warrants or securities which are exercisable or exchangeable for, or convertible into, any shares of the Company's capital stock, and (C) other than 75,000,000 shares of Common Stock issuable to Apollo pursuant to

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the Subscription Agreement, no shares of the Company's capital stock, and no calls, options, warrants or securities which are exercisable or exchangeable for, or convertible into, any shares of the Company's capital stock, are reserved for issuance or issuable pursuant to any subscription or other agreements.

(d) Other Benefits. In addition to the foregoing, during the Employment Period, the Executive shall be entitled to participate in the employee benefit plans, practices, policies and programs of NFP as in effect from time to time, on the same basis as other senior executives of NFP. The Executive shall be eligible to participate in any long-term incentive compensation programs other than stock option programs of NFP on the same basis as other senior executives of NFP.

(e) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses (including first class air travel) incurred by the Executive in accordance with NFP's policies, practices and procedures for reimbursement of business expenses. In addition, NFP shall promptly reimburse the Executive for any legal expenses incurred by the Executive in connection with the preparation, negotiation and documentation of her employment arrangements with NFP up to a maximum of $70,000.

4. Termination of Employment.

(a) Death or Disability. In the event of the Executive's death during the Employment Period, the Executive's employment with NFP shall terminate automatically. Either party shall have the right to terminate the Executives employment because of the Executive`s Disability during the Employment Period. "DISABILITY" means that the Executive has been unable, for 180 consecutive days, or for periods aggregating 180 business days in any period of twelve months, to perform the Executive's duties under this Agreement, as a result of physical or mental impairment, illness or injury, as determined by a medical doctor jointly selected by NFP and the Executive. A termination of the Executive's employment by either party for Disability shall be communicated to the other party by written notice, and shall be effective on the 30th day after receipt of such notice by the other party (the "DISABILITY EFFECTIVE DATE"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

(b) By NFP. In addition to termination for Disability, NFP may terminate the Executive's employment during the Employment Period for Cause or without Cause. "CAUSE" means:

(i) the Executive is convicted of, or enters a plea of guilty or nolo contendere to, a felony involving moral turpitude;

(ii) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out her duties under this Agreement, resulting, in either case, in material economic harm to NFP; or

(iii) the Executive materially breaches her obligations under Sections 6, 7 or 8 hereof.

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A termination for Cause shall not take effect without the Executive first being given prior written notice which shall (A) state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) be given within 180 days of the NFP Board learning of such act or acts or failure or failures to act. Following such notice, the Executive shall be given a reasonable opportunity to be heard by the NFP Board and to cure, to the extent capable of cure, the grounds stated in such notice. If, following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, she shall thereupon be terminated four Cause, subject to de novo review, at the Executive's election, through arbitration in accordance with Section 9 hereof.

(c) By the Executive for Good Reason. The Executive may terminate employment voluntarily for Good Reason. "GOOD REASON" means the occurrence of one or more of the following events without the Executive's written consent:

(i) the failure to elect or re-elect the Executive to any of the positions specified in Section Z hereof, including membership on the NFP Board, the removal of the Executive from any of such positions, including membership on the NFP Board, or a material diminution in the Executive's position, duties or responsibilities from those held, exercised and/or assigned to the Executive in
Section 2 of this Agreement, other than as a result of an isolated, insubstantial and inadvertent action by NFP that is not taken in bad faith and is remedied by NFP promptly after receipt of notice thereof from the Executive;

(ii) any failure by NFP to comply with any material provision of Section 3 or 17 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by NFP promptly after receipt of notice thereof from the Executive;

(iii) the failure to provide the Executive with a stock option agreement for the initial option with terms as provided in Exhibit B hereto by May 31,1999 or the failure to provide the Executive with a stock option agreement in a similar form within 30 days after each acquisition by Apollo after its shares of Common Stock owned exceed 100,000,000; the failure at any time after May 31,1999 to have a stock option plan in effect that is consistent with the terms provided in Exhibit B and which permits registration of the shares of Common Stock under Form S-8 following an IPO; or the failure to adopt amendments, as necessary, to the NFP Stockholders Agreement to effectuate the terms of the stock option agreement;

(iv) any requirement by NFP that the Executive's services be rendered primarily at a location or locations more than 50 miles from midtown Manhattan, New York City, New York;

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(v) the assignment to the Executive of duties which are materially inconsistent with her duties as President and Chief Executive Officer or which materially impair her ability to function as President and Chief Executive Officer of NFP;

(vi) a termination of, or a material reduction in, any employee benefit or perquisite enjoyed by the Executive, provided that the aggregate benefits and perquisites are not materially reduced (other than as part of an across-the-board reduction applying to other senior executives of NFP);

(vii) a breach by NFP in any material respect of any of the representations and warranties contained in the stock option agreement or in Section 3(c) hereof; or

(viii) the failure of NFP to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of its assets within 30 days of a merger, consolidation, sale or similar transaction.

(d) Notice by Executive and Cure Right. No act or omission shall constitute "Good Reason" hereunder, unless the Executive provides written notice which shall (A) state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Good Reason is based and (B) be given within 180 days of the Executive's learning of such act or acts or failure or failures to act. Following such notice, NFP shall be given a reasonable opportunity to cure, to the extent capable of cure, the grounds stated in such notice. If NFP shall fail to cure such grounds after a reasonable opportunity to do so, the Executive may terminate her employment for Good Reason by written notice to NFP.

(e) Voluntary Termination by the Executive. The Executive may voluntarily terminate her employment with NFP at any time upon at least 30 days' prior notice to NFP. A voluntary termination in accordance with this Section 4(e) shall not constitute a breach of this Agreement.

(f) Notice of Termination. Any termination by NFP for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10 of this Agreement. A "NOTICE OF TERMINATION" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days, nor less than 15 days, after the giving of such notice). The failure by the Executive or NFP to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the grounds for a termination for Good Reason or Cause, as the case may be, stated in such Notice of Termination shall not waive any right of the Executive or NFP, respectively, hereunder or preclude the Executive or NFP,

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lively, from asserting such fact or circumstance in establishing such grounds for termination.

(g) Date of Termination. "DATE OF TERMINATION" means (i) if the Executive's employment is terminated by NFP for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein (within 120 days of such receipt), as the case may be, (ii) if the Executive's employment is terminated by NFP other than for Cause, death or Disability, the Date of Termination shall be the date on which NFP notifies the Executive of such termination, (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, and
(iv) if the Executive's employment is terminated by the Executive without Good Reason, the Date of Termination shall be the date specified in the notice described in Section 4(e) hereof.

5. Obligations Upon Termination.

(a) Termination Due to Death. In the event the Executive's employment is terminated due to her death, her estate or her beneficiaries as the case maybe, shall be entitled to:

(i) Annual Base Salary through the date of death;

(ii) Annual Bonus for the year in which the Executive's death occurs; prorated through the date of death, based on the greater of (A) the actual award payable for such year (assuming the Executive had remained employed by the Company through the end of such year), and (B) the guaranteed minimum Annual Bonus for such year (if applicable), payable when such amount would be paid in accordance with Section 3 hereof;

(iii) immediate vesting of any outstanding stock options to the extent such stock options would have vested within one year after the date of her death and the continued right to exercise any stock option during the period prior to an IPO and for two years thereafter (or, if shorter, for the remainder of its term), to the extent such stock option was or became vested at the date of her death, or such greater vesting and exercisability as may be approved by NFP's Compensation Committee;

(iv) any amounts earned, accrued or owing to the Executive but not yet paid under Section 3 above; and

(v) other or additional benefits in accordance with applicable plans and programs of NFP.

(b) Termination Due to Disability. In the event the Executive's employment is terminated due to her Disability, she shall be entitled in such case to the following:

(i) any disability benefits provided to the Executive by NFP under any disability plan;

(ii) Annual Base Salary through the Termination Date;

(iii) Annual Bonus for the year in which termination due to Disability occurs, prorated through the Termination Date, based on the greater of (A) the actual award payable for such year (assuming the Executive had remained employed by the Company

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through the end of such year), and (B) the guaranteed minimum Annual Bonus for such year (if applicable), payable when such amount would be paid in accordance with Section 3 hereof;

(iv) immediate vesting of any outstanding stock options to the extent such stock options would have vested within one year after the Termination Date and the continued right to exercise any stock option during the period prior to an IPO and for two years thereafter (or, if shorter, for the remainder of its term), to the extent such Option was or became vested on the Termination Date, or such greater vesting and exercisability as may be approved by NFP's Compensation Committee;

(v) any amounts earned, accrued or owing to the Executive but not yet paid under
Section 3 above; and

(vi) other or additional benefits in accordance with applicable plans and programs of NFP.

(c) Termination by NFP for Cause. In the event NFP terminates the Executive's employment for Cause, she shall be entitled to:

Annual Base Salary through the Termination date;

(ii) the continued right to exercise any stock option for 30 days after the Termination Date, to the extent such stock option was exercisable on the Termination Date:

(iii) any amounts earned, accrued or owing to the Executive but not yet paid under Section 3 above; and

(iv) other or additional benefits in accordance with applicable plans or programs of NFP.

(d) Termination Without Cause by NFP or Termination by the Executive for Good Reason. In the event the Executive's employment is terminated by NFP without Cause (which shall not include a termination due to Disability or death), or in the event the Executive shall terminate her employment for Good Reason, the Executive shall be entitled to:

(i) Annual Base Salary through the Termination Date;

(ii) Annual Base Salary, at the annualized rate in effect on the Termination Date of the Executive's employment (or in the event a reduction in Base Salary is the basis for a termination for Good Reason, then the Annual Base Salary in effect immediately prior to such reduction), for a period of 24 months after the Termination Date (the "CONTINUATION PERIOD");

(iii) payment of the Annual Bonus for the year in which such termination occurs, prorated through the Termination Date, based on the greatest of (A) the target award opportunity for such year, (B) the guaranteed minimum Annual Bonus for such year (if applicable) and (C) the Annual Bonus for the prior year, payable when such amount would be paid in accordance with Section 3 hereof;

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(iv) annual incentive awards for the Continuation Period, based upon the greatest of the amounts specified in clauses (A), (B) and (C) of Section 5(d)(iii) hereof, payable on a pro rata basis in equal monthly installments over the Continuation Period;

(v) the continued right to exercise any stock option during the period prior to an IPO and for two years thereafter (or, if shorter, the original term of such option), all such options to become fully vested and exercisable on the Termination Date;

(vi) any amounts earned, accrued or owing to the Executive but not yet paid under Section 3 above;

(vii) continued participation on the same terms as applied before the Termination Date in all medical, dental, hospitalization and life insurance coverage and in other employee benefit plans or programs in which the Executive was participating on the date of the termination of her employment until the earlier of:

(A) the end of the Continuation Period; and

(B) the date, or dates, she receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); provided that if the Executive is precluded from continuing her participation in any employee benefit plan or program as provided in this clause (vii) of this
Section 5(d), she shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which she is unable to participate for the period specified in this clause (vii) of this Section 5(d), and payment of such after-tax economic equivalent shall be made quarterly in advance; and

(viii) other or additional benefits in accordance with applicable plans and programs of NFP.

(e) Termination of Employment. If, within 24 months following a Change of Control (as defined in Section 5(k) hereof), the Executive's employment is terminated by NFP without Cause or by the Executive for Good Reason, the Executive shall be entitled to the payments and benefits provided in Section 5(d) above, provided that (x) payments described in Section 5(d)(ii), (iii) and
(iv) shall be paid in a lump sum without any discount, and (y) the Continuation Period shall be 36 months. Also, immediately following a Change of Control, all amounts, entitlements or benefits (including, without limitation, stock options) in which the Executive is not yet vested shall become fully vested.

(f) Voluntary Termination. In the event of a termination of employment by the Executive on her own initiative (which shall not include a termination due to death, Disability or termination for Good Reason), the Executive shall have the same entitlements as provided in Section 5(c) hereof for a termination by NFP for Cause.

(g) Tax Gross-up. In the event that the aggregate of all payments or benefits made or provided to the Executive under this Section 5 and under all other plans and programs of NFP (the "AGGREGATE PAYMENT") is determined to constitute a

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Parachute Payment, as such term is defined in Section 280G(b)(2) of the Internal
Revenue Code, NFP shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Internal Revenue Code ("EXCISE TAX") is payable with respect to such Aggregate payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 5(g) shall be made by Arthur Andersen & Co. or another independent auditor (the "AUDITOR") jointly selected by NFP and the Executive and paid by NFP. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of NFP or any affiliate (other than Apollo Investment Fund IV and its affiliates) thereof.

(h) No Mitigation; No Offset. In the event of any termination of employment under this Section 5, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that she may obtain except as specifically provided in Section 5(d)(vii)(B) hereof or on account of any claims NFP may have against the Executive except as specifically provided by this Agreement, provided, however that the foregoing limitation as to offset shall not apply in the case of a breach by the Executive of the provisions of Section 6 hereof.

(i) Nature of Payments. Any amounts due under this Section 5 are in the nature of severance payments considered to be reasonable by NFP and are not in the nature of a penalty.

(j) Releases. The payments and benefits provided pursuant to Sections 5(d) and
(e) hereof are intended as liquidated damages for a termination of the Executive's employment by NFP other than for Cause, death or Disability and shall be the sole and exclusive remedy therefor. Notwithstanding anything in this Agreement to the contrary, the Executive shall not be entitled to any severance payments or benefits under Sections 5(d) and (e) hereof until the effectiveness of a release executed by the Executive and delivered to NFP, substantially in the form of Exhibit C hereto (the "RELEASE"); provided, however, that the Executive shall be entitled to such payments and benefits without executing such release unless an authorized representative of NFP shall execute and deliver to the Executive a release substantially in the form of Exhibit D hereto promptly following the Termination Date.

(k) Change of Control. For purposes of this Agreement, a "CHANGE OF CONTROL" shall mean:

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(i) at any time prior to an initial public offering of the Common Stock (an
"IPO"), the number of directors that Apollo and its affiliates shall have the power to elect or designate to the NFP Board shall be less than the number of directors that any other "person", as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, shall have the right to elect or designate to the NFP Board;

(ii) at any time after the date hereof, individuals who, as of the date hereof, constitute the NFP Board (the "INCUMBENT MEMBERS") cease for any reason to constitute at least a majority of the NFP Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of NFP, was approved by a vote of at least a majority of the then Incumbent Members shall be considered as though such individual were an Incumbent Member, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the NFP Board;

(iii) any "person", as such term is used in Sections 3(a)(9) and 13(d) of the Securities and Exchange Act of 1934, other than Apollo, becomes a "beneficial owner", as such term is used in Rule 13d-3 promulgated under that Act, of both
(A) Voting Securities (as defined in section 5(k)(vii) hereof) having 30% or more of the Voting Power (as defined in Section 5(k)(vii) hereof) of NFP and (B) Voting Securities having a greater percentage of the Voting Power than the Voting Power represented by the Voting Securities beneficially owned by Apollo;

(iv) NFP adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(v) all or substantially all of the assets or business of NFP is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of NFP immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they beneficially owned the Voting Securities of NFP, all of the Voting Securities or other ownership interests of the entity or entities, if any, that succeed to the business of NFP); or

(vi) NFP combines with another company and is the surviving corporation but, immediately after the combination, both (A) the shareholders of NFP immediately prior to the combination hold, directly or indirectly, Voting Securities having 50% or less of the Voting Power of the combined company (there being excluded from the Voting Securities held by such shareholders, but not from the Voting Securities of the combined company, any shares received by affiliates of such other company in exchange for securities of such other company) and (B) individuals who were Incumbent Members of NFP's Board immediately before such combination do not hold a majority of the seats on the Board of Directors of the combined company.

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(vii) For purposes hereof (A) "Voting Securities" shall mean any securities of a corporation entitled, or which may be entitled, to vote on matters submitted to the stockholders generally (whether or not entitled to vote in the general election of directors), or securities which are convertible into, or exercisable or exchangeable for, such Voting Securities, whether or not subject to the passage of time or any contingency and (B) "Voting power" shall mean the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of such Voting Securities, or by the holders of any other Voting Securities into which such other Voting Securities may be convertible, exercisable or exchangeable for, upon any matter submitted to stockholders where the holders of all Voting Securities vote together as a single class) by the holds of Voting Securities.

6. Noncompetition Covenant.

(a) During the Employment Period and thereafter during the Restricted Period (as defined below), the Executive will not engage in or become employed in any capacity by, or become an officer, employee, director, agent, consultant, contractor, shareholder or partner of, or otherwise hold an interest in, any partnership, corporation or other entity that constitutes a Competitive Business anywhere in the United States, except for the ownership of less than 5% of the stock or other equity interests of a publicly traded firm or corporation. A "Competitive Business" shall mean an entity, which derives at least 30% of its revenues from the distribution of insurance, insurance based products, annuities and estate planning services, but shall exclude broad-based financial and other companies whose major products extend beyond insurance based products. For all purposes of this Agreement (other than Section 6(b) hereof), the "RESTRICTED PERIOD" shall mean the eighteen-month period commencing on the termination of the Executive's employment with NFP or any subsidiary of NFP for any reason; provided, however, that, except as provided in Section 6(b) hereof, there shall be no Restricted Period in the event of a termination as a result of a notice not to renew pursuant to Section 1 hereof. The Executive agrees that this covenant is reasonable with respect to its duration, geographic area and scope. If, at the time of enforcement of this Section 6, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area legally permissible under such circumstances will be substituted for the period, scope or area stated herein.

(b) in the event either party shall give notice of the non-renewal of the Employment Period pursuant to Section l hereof, NFP may, by written notice to the Executive given within 30 days after such notice of non-renewal, elect to apply a Restricted Period of six months from the date of termination of the Employment Period. In order to make such election, NFP shall be required to (i) continue payments of Annual Base

Salary to the Executive during such Restricted Period, (ii) pay the Executive, prior to the expiration of the Employment Period, a lump sum amount equal to 50% of the largest Annual Bonus paid to the Executive during the Employment Period, and (iii) continue participation of the Executive on the same terms as applied immediately prior to the expiration of the Employment Period in all medical, dental, hospitalization and life insurance coverage and in other employee benefit plans or programs in which the Executive was then participating, until the end of the Restricted Period; provided that if the Executive is precluded from continuing her participation in any employee benefit plan or program as provided in clause (iii) hereof, she shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which she is unable to participate for the period specified in such clause (iii), and payment of such after-tax equivalent shall be made prior to the expiration of the Employment Period.

7. Nonsolicitation Covenants.

(a) No Solicitation of NFP Employees. The Executive additionally agrees that, during the Employment Period and thereafter during the Restricted Period, the Executive shall not directly or indirectly, on her own behalf or on behalf of any other person or entity, other than in the course of her duties hereunder or pursuant to broad-based media solicitations, (i) solicit, or attempt to solicit any employee, agent or contractor of NFP, its subsidiaries or affiliates (the "NFP AFFILIATED GROUP") to leave the employ of or cease doing business with the NFP Affiliated Group for any reason whatsoever, or (ii) hire any executive officer of the NFP Affiliated Group.

(b) No Solicitation of Customers. The Executive additionally agrees that, during the Restricted Period, the Executive shall not, directly or indirectly, on her own behalf or on behalf of any other person or entity knowingly (i) engage in any business transaction or relationship or perform any services in any material way competitive with NFP with a Client or Prospective Client of NFP or any subsidiary of NFP or (ii) interfere with or induce, other than pursuant to a broad-based media solicitation, any Client or Prospective Client to discontinue any business relationship with NFP or any subsidiary of NFP or to refrain from entering into a business relationship or transaction with NFP or any subsidiary of NFP. For purposes hereof, the following terms shall have the meanings set forth herein: (i) "CLIENT" shall mean any person or entity that is a client of NFP or any subsidiary of NFP or that has entered into a term sheet, letter of intent, definitive acquisition or merger agreement or similar document in connection with the acquisition or merger (an "ACQUIRING TRANSACTION") of such person or entity, or of the assets, securities or other interests of such person or entity, by or with NFP or any subsidiary of NFP during the 12-month period prior to the Date of Termination or during the Restricted Period; and (ii) "PROSPECTIVE CLIENT" shall mean any person or entity that, to the knowledge of the Executive, has entered into discussions with NFP or any subsidiary of NFP relating to a potential

Acquiring Transaction during the 12-month period prior to the Date of Termination of the Employment Period.

(c) Reasonableness; Extraordinary Remedies. The Executive agrees that the covenants in this Section 7 are reasonable with respect to their duration and scope. If, at the time of enforcement of this Section 7, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period or scope legally permissible under such circumstances will be substituted for the period or scope stated herein. In the event of a breach of the Executive's covenants in this
Section 7, it is understood and agreed that NFP shall be entitled to injunctive relief as well as other applicable remedies at law or in equity available to NFP against the Executive or others.

8. Disclosure of Confidential Information.

(a) Except to the extent (i) authorized by the express prior consent of the Chairman, (ii) required by law or any legal process or (iii) desirable in performing her duties under this Agreement, the Executive will not, directly or indirectly, at any time during the Employment Period, or at any time subsequent to the termination of the Employment Period, disseminate, disclose or divulge, to any person, firm, corporation, association or other business entity, Confidential Information of NFP. In the event of a breach or threatened breach by the Executive of this Section 8, NFP shall be entitled to injunctive relief as well as other applicable remedies at law or in equity available to NFP against the Executive or others. For purposes hereof, "CONFIDENTIAL INFORMATION OF NFP" shall mean any and all information about NFP or any other members of the NFP Affiliated Group or relating to the trade secrets of NFP or any other members of the NFP Affiliated Group, in each case disclosed to the Executive or known by the Executive as a consequence of or through her relationship with NFP, if such information is not publicly available or generally available in NFP's industry (other than through a breach by the Executive of this Section 8).

(b) All computer software, telephone lists, client lists, prospective client lists, price lists, contract forms, catalogs, books, records, files and know-how relating to NFP acquired while the Executive is employed by or otherwise affiliated with NFP are acknowledged to be the property of NFP and shall not be duplicated, removed from NFP's possession or premises or made use of other than in pursuit of the business of NFP or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against NFP and, upon termination of the Employment Period for any reason, the Executive shall deliver to NFP, without further demands, all copies thereof which are then in her possession or under her control. It is hereby acknowledged that the Executive's responsibilities may include the making of technical, product and managerial contributions of value to NFP. The Executive hereby assigns to NFP all rights, title and interest in such contributions and inventions made or conceived by the Executive, alone or jointly with others, during the Employment Period and relating to the business of NFP or the operations thereof. The Executive shall promptly and fully disclose all such contributions and inventions to NFP and shall assist NFP in obtaining and protecting the rights therein.

9. Resolution of Disputes. Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof shall be determined by arbitration in New York, New York by and pursuant to the rules then prevailing of the American Arbitration Association, other than claims for injunctive relief under Sections 6, 7 or 8. The arbitration award shall be final and binding upon the parties and judgment may be entered thereon by any court of competent jurisdiction. The service of any notice, process, motion or other document in connection with any arbitration under this Agreement or the enforcement of any arbitration award hereunder may be effectuated either by personal service upon a party or by certified mail duly addressed to her or it or to her or its executors, administrators, personal representatives, next of kin, successors or assigns, at the last known address or addresses of such party or parties. Pending the final resolution of any arbitration or court proceeding, NFP shall continue payment of all amounts due the Executive under this Agreement and all benefits to which the Executive is entitled at the time the dispute arises and the Executive may exercise any stock options of NFP with respect to which the exercisability thereof is in dispute. The arbitrator shall have the power to award costs of the arbitration.

10. Notice. Any notice, request, reply, instruction, or other communication provided or permitted in this Agreement must be given in writing and may be served by depositing same in the United States mail in certified or registered form, postage prepaid, addressed to the party or parties to be notified with return receipt requested, or by delivering the notice in person to such party or parties. Unless actual receipt is required by any provision of this Agreement, notice deposited in the United States mail in the manner herein prescribed shall be effective on dispatch. For purposes of notice, the address of the Executive, her spouse, any purported donee or transferee or any administrator, executor or legal representative of the Executive or her estate, as the case may be, and of NFP shall be as follows:

To the Executive:

Jessica M. Bibliowicz
c/o National Financial Partners Corp.
1301 Avenue of the Americas, 30th Floor
New York, New York 10019

NFP:

National Financial Partners Corp.
1301 Avenue of the Americas, 30th Floor
New York, New York 10019

Attention: Robert L. Rosen Chairman

NFP shall have the right from time to time and at any time to change its address and shall have the right to specify as its address any other address by giving at least ten (10) days' written notice to the Executive. The Executive shall have the right from time to time and at any time to change her address and have the right to specify as her address any other address by giving at least ten(10) days' written notice to NFP. Notices and communications shall be effective when actually received by the addressee.

11. Controlling Law. The execution, validity, interpretation and performance of this Agreement shall be determined and governed by the laws of the State of New York, without reference to principles of conflicts of laws.

12. Entire Agreement. The Executive and NFP acknowledge that this Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any other agreement, whether written or oral, between them concerning the subject matter hereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

13. Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of competent jurisdiction, the parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all remaining provisions of this Agreement shall remain in full force and effect.

14. Survival. The provisions of this Agreement, including, without limitation, Sections 5, 6, 7, 8, 9,10,11,12,13,14,15,16,17 and 19, shall survive the termination of the Employment Period and the termination of this Agreement to the extent necessary to carry out the intentions of the parties.

15. Effect of Agreement, Assignment, Required Assumption. This Agreement shall be binding upon the Executive and her heirs, executors, administrators, legal representatives, successors and assigns, and NFP and its successors and assigns. The Executive may not assign any rights or obligations hereunder (other than by will or operation of law) without the prior written consent of NFP and, except with respect to a successor entity (as described below), NFP may not assign any rights or obligations hereunder without the prior written consent of the Executive. NFP shall require any person who is the successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or a substantial portion of the business or assets of NFP to expressly assume the obligations of NFP hereunder. The term "NFP" as used in this Agreement shall expressly include any such successors.

16. Amendments; Waivers. This Agreement cannot be changed, modified or amended, and no provision or requirement hereof may be waived, without the consent in writing of the Executive and NFP. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

17. Indemnification.

(a) NFP agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that she is or was a director, officer or employee of NFP or is or was serving at the request of NFP as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by NFP to the fullest extent legally permitted or authorized by NFP's certificate of incorporation or bylaws or resolutions of NFP's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if she has ceased to be a director, member, employee or agent of NFP or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. NFP shall advance to the Executive all reasonable costs and expenses incurred by her in connection with a Proceeding within 20 days after receipt by NFP of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that she is not entitled to be indemnified against such costs and expenses.

(b) Neither the failure of NFP (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 17(a) above that indemnification of the Executive is proper because she has met the applicable standard of conduct, nor a determination by NFP (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

(c) NFP also agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding by reason of the termination of her employment with her prior employer or her accepting employment with NFP, she shall be indemnified and held harmless by NFP against all cost, expense, liability and loss (including, without limitation, attorney's fees) incurred or suffered by the Executive in connection therewith.

(d) NFP agrees to obtain and maintain a directors and officers' liability insurance policy covering the Executive to the extent NFP provides such coverage for its other executive officers.

18. Withholding. Notwithstanding any other provision of this Agreement, NFP may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

19. Beneficiaries/References. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving NFP written notice thereof. In the event of the Executive's death or a judicial determination of her incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to her beneficiary, estate or other legal representative.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original. It shall not be necessary when making proof of this Agreement to account for more than one counterpart.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of the NFP Board, NFP has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

/s/ Jessica M. Bibliowicz
---------------------------------
    Jessica M. Bibliowicz


NATIONAL FINANCIAL
PARTNERS CORP.

/s/ Robert L. Rosen
---------------------------------
By: Robert L. Rosen
Title: Chairman of the Board

Exhibit A

1. Eaton Vance Mutual Funds

2. Baker, Fentress & Company

Exhibit B

Terms of Stock Option Agreement Between NFP and Optionee Stock Option Agreement shall include, without limitation, the following:

A. Terms from Employment Agreement

1. Number of shares

2. Vesting

3. Exercise price

4. Post-termination vesting and exercise

5. Definitions, including
"Cause," "Disability," "Good Reason," "Change of Control"

6. Arbitration of disputes

7. Notices

8. Term

B. Customary Option Exercise Provisions:

1. Notice

2. Payment of exercise price and tax withholding in the form of any of (or combination of) the following:

..    cash, wire transfer, or check
..    withholding shares
..    shares of Common Stock then owned; or
..    cashless exercise procedures.

C. Definition of "Fair Market Value" ("FMV")

l. During period NFP is not publicly traded, FMV shall mean for all purposes fair market value as determined by the Board of Directors in good faith after consultation with Bear Sterns & Co. or another investment banker of nationally recognized standing. Such valuation shall be subject to arbitration in the event Optionee disagrees with such valuation.

2. If NFP is publicly traded, FMV shall mean the average closing price of such a share or such other securities on the ten most recent days on which such shares or securities were sold on such exchange or market, ending with the day of the action or event requiring determination

D. Transferability of Option

The option shall not be transferable except by:

1. will or law of descent and distribution;

2. to family members and trusts (set up to benefit optionee and/or family members); or

3. to a Section 501(c)(3) charitable organization or a Section 509 private foundation.

E. Anti-Dilution Provisions

1. In the event of any recapitalization, spin-off, stock split, consolidation, reorganization or exchange or similar transaction or the issuance of shares below FMV, appropriate adjustments shall promptly be made in the number and/or kind of equity securities subject to the option and/or in the exercise price and/or such other terms and conditions of the option, so as to avoid dilution of the rights of the Optionee and of the after-tax economic opportunity and value represented by the option.

2. If NFP does not survive the transaction or becomes a subsidiary of another entity, Optionee may elect

(a) to cause NFP to enable her to exercise option immediately prior to the transaction;

(b) to be provided a replacement option in securities of the surviving entity with comparable terms to her original option or

(c) to receive a cash payment equal to the excess of the FMV over the Exercise Price.

In the event Optionee elects (b) or (c), she shall not be subject to drag-along provisions under Section 2.6 of the Stockholders Agreement.

F. Registration Rights

1. All shares issued upon Optionee's exercise of Option or issuable upon exercise of any vested portion of the Option shall be "Registrable Securities" under Section 3.1(b) of the Stockholders Agreement.

2. In order to facilitate the sale of shares issuable upon exercise of the Option, at all times after NFP becomes subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, NFP shall use reasonable efforts to (a) file all periodic reports required to be filed under such Act at the times provided therein or in the rules and regulations of the Securities and Exchange Commission thereunder and (b) to file and cause to become and remain effective a Registration Statement on Form S-8 (or any successor form) with respect to any outstanding options granted pursuant to the Optionee's Employment Agreement, which Registration Statement shall contain a "reoffer prospectus" as that term is used in General Instruction C to Form S-8.

4. Following an IPO the Optionee shall not be subject to the limitations contained in Section 2.4 of the Stockholders Agreement and shall be entitled to transfer any shares free of any restrictions under the Stockholders Agreement (other than those specified in Section 2.2 thereof).

C. Put Rights

1. For a period of 2 years, commencing on earlier of Optionee's termination of employment and expiration of option, Optionee shall have the right to cause NFP to purchase any shares acquired by her on exercise for the FMV on the date of her written notice to NFP.

2. Optionee shall not have put rights on shares that are then saleable in the public market without regard to the limitation of Rule 144.

H. Tag-Along Rights

In determining the number of tag-along shares Optionee may elect to sell under
Section 2.5 of the Stockholders Agreement, she shall be deemed to own a number of shares which includes the number of shares remaining subject to option, whether or not vested.

I. NFP Representations

1. NFP has Board authorization to enter into Stock Option Agreement.

2. The execution, delivery and performance of the Stock Option Agreement does not violate any laws or NFP policies, plans or agreements.

3. NFP has sufficient shares available after giving effect to shares reserved for issuance pursuant to (i) NFP plans, (ii) calls, options, warrants or securities convertible into NFP stock or (iii) any subscription.

J. Relationship among Stock Option Agreement, Stock Option Plan and Stockholders Agreement

1. All documents shall be drafted or amended, as the case may be, to permit effectuation of the terms of the Stock Option Agreement.

2. In addition the Stockholders Agreement shall be amended to provide for the following:

(a) Section 2.6.1. The third party investment bank required to give the fairness opinion for a drag-along should be Bear Sterns or another nationally recognized investment bank jointly selected by NFP and Optionee which has not done business with NFP or its affiliates during the two years preceding such opinion.

(b) Section 4.11. The Stockholders Agreement should also apply, by its terms, to permitted transferees.

K. Miscellaneous

1. Company's obligation to deliver shares is contingent on Optionee's satisfying all tax obligations.

2. All amendments must be in writing.

3. Delaware law applies.

Exhibit C

GENERAL RELEASE

THIS GENERAL RELEASE is entered into between National Financial Partners Corp., a Delaware corporation ("NFP"), and Jessica Bibliowicz (the "EMPLOYEE") as of
the    day of       . NFP and the Employee agree as follows:
    --        -----

1. Employment Status. The Employee's employment with NFP shall terminate
effective as of         ,    .
                -------- ----

2. Payment and Benefits. Upon the effectiveness of the terms set forth herein, NFP shall provide the Employee with the payments and benefits set forth in
Section 5[(e) or (f)] of the Employment Agreement between NFP and the Employee, dated as of April 5, 1999 (as amended from time to time, the "EMPLOYMENT AGREEMENT").

3. Confidentiality of Release. The parties agree that the existence and terms of this Release are and shall remain confidential. The parties shall not disclose the fact of this Release or any of its terms or provisions to any person without the prior, written consent of the other party hereto; provided, however, that nothing in this Paragraph 3 shall prohibit disclosure of such information to the extent required by law, nor prohibit disclosure of such information by the Employee to any legal or financial consultant, all of whom shall first agree to be bound by the confidentiality provisions of this Paragraph 3, nor prohibit disclosure of such information within NFP in the ordinary course of its business to those persons with a need to know, as reasonably determined by NFP, or by NFP to any legal or financial consultant.

4. No Liability. This Release does not constitute an admission by NFP, or any of its subsidiaries, affiliates, divisions, trustees, officers, directors, partners, agents, or employees, or by the Employee, of any unlawful acts or of any violation of federal, state or local laws.

5. Release. In consideration of the payments and benefits set forth in Section 5[(e) or (f)] of the Employment Agreement, the Employee for herself, her heirs, administrators, representatives, executors, successors and assigns (collectively, "EMPLOYEE RELEASORS") does hereby irrevocably and unconditionally release, acquit and forever discharge NFP and its subsidiaries, affiliates, divisions, successors, assigns, trustees, officers, directors, partners, agents, and former and current employees, including without limitation all persons acting by, through, under or in concert with any of them (collectively, "NFP Releasees"), and each of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular including any claim for discrimination based upon race, color, ethnicity, sex, age (including the Age Discrimination in

Employment Act of 1967), national origin, religion, disability, or any other unlawful criterion or circumstance, which Employee Releasors had, now have, or may have or claim to have in the future against each or any of the NFP Releasees by reason of any matter, cause or thing occurring, done or omitted to be done from the beginning of the world until the date of the execution of this Release relating to the Employee's employment with NFP and its subsidiaries and affiliates; provided, however that nothing herein shall release NFP from its continuing obligations under the Employment Agreement or under any plans or programs of NFP, and that this release shall not apply to any rights the Employee may have to obtain contribution in the event of the entry of judgment against her as a result of any act or failure to act for which both the Employee and NFP are jointly responsible.

6. Bar. The Employee acknowledges and agrees that if she should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the NFP Releasees with respect to any cause, matter or thing which is the subject of Paragraph 5 of this Release, this Release may be raised as a complete bar to any such action, claim or proceeding, and the applicable NFP Releasee may recover from the Employee all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.

7. Restrictive Covenants. The Employee acknowledges that the provisions of Sections 6, 7 and 8 of the Employment Agreement shall continue to apply pursuant to their terms.

8. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of New York.

9. Acknowledgement. The parties hereto have read this Release, understand it, and voluntarily accept its terms, and the Employee acknowledges that she has been advised by NFP to seek the advice of legal counsel before entering into this Release, and has been provided with a period of twenty-one (21) days in which to consider entering into this Release.

10. Revocation. The Employee has a period of seven (7) days following the execution of this Release during which the Employee may revoke this Release, and this Release shall not become effective or enforceable until such revocation period has expired.

11. Counterparts. This Release may be executed by the parties hereto in counterparts, which taken together shall be deemed one original.

IN WITNESS WHEREOF, the parties have executed this Release on the date first set forth above.


---------------------------------
JESSICA BIBLIOWICZ

NATIONAL FINANCIAL PARTNERS CORP.


---------------------------------
By:
Title:

Exhibit D

GENERAL RELEASE

THIS GENERAL RELEASE is entered into between National Financial Partners Corp., a Delaware corporation (" NFP") and Jessica M. Bibliowicz (the "EMPLOYEE") as of
the      day of      ,     . NFP and the Employee agree as follows:
    ----        -----  ----

1. Release. NFP on behalf of itself and its subsidiaries, affiliates, successors, assigns, officers, directors, agents, partners and current and former employees (collectively, the "RELEASORS") agrees to and does hereby irrevocably and unconditionally release, acquit and forever discharge the Employee, and her heirs, executors, administrators, representatives, successors and assigns (hereinafter collectively referred to as the "EMPLOYEE RELEASEES"), with respect to and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs) of any kind whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law, which the Releasors had, now have, or may have or claim to have in the future against each or any of the Employee Releasees by reason of any matter, course or thing whatsoever from the beginning of the world until the date of execution of this Release relating to the Employee's employment with NFP and its subsidiaries; provided, however, that nothing herein shall release the Employee from obligations or restrictions arising under or referred to or described in Sections 6, 7, and 8 of the Employment Agreement between NFP and the Employee, dated as of April 5,1999 (as amended from time to time, the "EMPLOYMENT AGREEMENT"), or impair the right or ability of NFP to enforce such provisions in accordance with the terms of the Employment Agreement.

2. Bar. NFP acknowledges and agrees that if it should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against any of the Employee Releasees with respect to any cause, matter or thing which is the subject of Paragraph 1 of this Release, this Release may be raised as a complete bar to any such action, claim or proceeding, and the applicable Employee Releasee may recover from NFP all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.

3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of New York.

4. Confidentiality of Release. The parties agree that the existence and terms of this Release are and shall remain confidential. The parties shall not disclose the fact of this Release or any of its terms or provisions to any person without the prior, written consent of the other party hereto; provided, however, that nothing in this Paragraph 4 shall prohibit disclosure of such information to the extent required by law, nor

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

prohibit disclosure of such information by the Employee to any legal or financial consultant, all of whom shall first agree to be bound by the confidentiality provisions of this Paragraph 4, nor prohibit disclosure of such information by or within NFP in the ordinary course of its business to those persons or entities with a need to know, as reasonably determined by NFP.

5. No Liability. This Release does not constitute an admission by the Employee, or by NFP, or any of its subsidiaries, affiliates, divisions, trustees, officers, directors, partners, agents, or employees, of any unlawful acts or of any violation of federal, state or local laws.

6. Counterparts. This Release may be executed by the parties hereto in counterparts, which taken together shall be deemed one original.

IN WITNESS WHEREOF, the parties have executed this Release on the date first set forth above.

NATIONAL FINANCIAL PARTNERS CORP.


---------------------------------
By:
Title:


---------------------------------
Jessica M. Bibliowicz

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